UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2013

   EATON VANCE CORP.

 (Exact name of registrant as specified in its charter)

Maryland

1 – 8100

04-2718215

(State or other jurisdiction

(Commission File Number)

(IRS Employer Identification No.)

  of incorporation)

       Two International Place, Boston, Massachusetts

02110

  (Address of principal executive offices)

        (Zip Code)

Registrant’s telephone number, including area code:  (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THE REPORT

Item 2.02.

Results of Operations and Financial Condition

Registrant has reported  its results of  operations  for the three months ended January 31, 2013, as described in Registrant’s news release dated February 20, 2013, a copy of which is furnished herewith as Exhibit  99.1 and  incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits

Exhibit No.

Document

99.1

Press release issued by the Registrant dated February 20, 2013.

SIGNATURES

Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the Registrant  has duly  caused  this  Report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.

 (Registrant)

Date:

February 20, 2013

/s/ Laurie G. Hylton

Laurie G. Hylton, Chief Financial Officer &

Chief Accounting Officer

EXHIBIT INDEX

Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K.  The following exhibit is filed as part of this Report:

Exhibit No.

Description

99.1

Copy of Registrant's news release dated February 20, 2013.

Exhibit 99.1

News Release

Contacts:   Laurie G. Hylton 617.672.8527

Daniel C. Cataldo 617.672.8952

Eaton Vance Corp.

Report for the Three Months Ended January 31, 2013

Boston, MA, February 20, 2013 – Eaton Vance Corp. (NYSE: EV) today reported adjusted earnings per diluted share(1) of $0.50 for the first quarter of fiscal 2013, an increase of 6 percent over the $0.47 of adjusted earnings per diluted share in the first quarter of fiscal 2012 and a decrease of 6 percent from the $0.53 of adjusted earnings per diluted share in the fourth quarter of fiscal 2012.

As determined under U.S. generally accepted accounting principles (“GAAP”), the Company earned $0.38 in the first quarter of fiscal 2013, $0.40 in the first quarter of fiscal 2012 and $0.45 in the fourth quarter of fiscal 2012. Adjusted earnings differed from GAAP earnings due to adjustments in connection with increases in the estimated redemption value of non-controlling interests in affiliates redeemable at other than fair value, which reduced GAAP earnings by $0.09, $0.07 and $0.08 per diluted share in the first quarter of fiscal 2013, the first quarter of fiscal 2012 and the fourth quarter of fiscal 2012, respectively. In the first quarter of fiscal 2013, adjusted earnings per diluted share also differed from GAAP earnings per diluted share due to the application of the two-class method of computing earnings per share in connection with the special dividend declared in the first quarter of fiscal 2013, which reduced GAAP earnings per diluted share by $0.03.

Net inflows of $5.4 billion into long-term funds and separate accounts in the first quarter of fiscal 2013 compare to net outflows of $1.1 billion in the first quarter of fiscal 2012 and net inflows of $2.2 billion in the fourth quarter of fiscal 2012.  As shown in Attachment 5, the sharp improvement in net flow results year-over-year reflects strong net inflows into floating-rate income and implementation service mandates and reduced net outflows from equity strategies.  The Company’s annualized internal growth rate (net inflows into long-term assets divided by beginning of period long-term assets managed) was 11 percent in the first quarter of fiscal 2013.

"The first quarter of fiscal 2013 was a period of growth and investment for Eaton Vance," said Thomas E. Faust Jr., Chairman and Chief Executive Officer. "Strong net flows, the support of rising markets and increased contributions from our strategic initiatives should position us for improved earnings results over coming quarters."

Consolidated assets under management were $247.8 billion on January 31, 2013, a new all-time high.  This represents an increase of 29 percent from managed assets of $191.7 billion on January 31, 2012 and an increase of 24 percent from the $199.5 billion of managed assets on October 31,

________________________________________

(1) Although the Company reports its financial results in accordance with GAAP, management believes that certain non-GAAP financial measures, while not a substitute for GAAP financial measures, may be effective indicators of the Company’s performance over time.  Adjusted net income and adjusted earnings per diluted share reflect the add back of adjustments in connection with changes in the estimated redemption value of non-controlling interests in our affiliates redeemable at other than fair value (“non-controlling interest value adjustments”), closed-end structuring fees and other items management deems non-recurring or non-operating, such as special dividends.  See reconciliation provided in Attachment 2 for more information on adjusting items.

2012. Consolidated assets under management on January 31, 2013 included $36.3 billion managed by the former Clifton Group Investment Management Company (“Clifton”), which was acquired by the Company’s subsidiary Parametric Portfolio Associates LLC (“Parametric”) on December 31, 2012.

Consolidated assets under management on January 31, 2013 included $119.2 billion in long-term funds, $83.3 billion in institutional separate accounts, $16.2 billion in high-net-worth separate accounts, $28.9 billion in retail managed accounts and $0.2 billion in cash management fund assets.  Average consolidated assets under management were $216.2 billion in the first quarter of fiscal 2013, up 15 percent from $187.4 billion in the first quarter of fiscal 2012 and up 10 percent from $196.6 billion in the fourth quarter of fiscal 2012.  The sequential increase in ending assets under management in the first quarter of fiscal 2013 primarily reflects the acquisition of $34.8 billion of assets from Clifton, long-term net inflows of $5.4 billion and market price appreciation of $8.2 billion.

As shown in Attachment 6, consolidated gross sales and other inflows were $19.4 billion in the first quarter of fiscal 2013, up 69 percent from $11.5 billion in the first quarter of fiscal 2012 and up 35 percent from $14.4 billion in the fourth quarter of fiscal 2012. Gross redemptions and other outflows were $14.1 billion in the first quarter of fiscal 2013, up 11 percent from $12.6 billion in the first quarter of fiscal 2012 and up 15 percent from $12.3 billion in the fourth quarter of fiscal 2012.

Attachments 5 and 6 summarize the Company’s assets under management and asset flows by investment mandate and investment vehicle. Attachment 7 summarizes the Company’s assets under management by investment affiliate.

As of January 31, 2013, 49 percent-owned affiliate Hexavest, Inc. (“Hexavest”) managed $14.5 billion of client assets, an increase of 20 percent from the $12.1 billion of managed assets on October 31, 2012. Net inflows into Hexavest-managed funds and separate accounts were $1.9 billion in the first quarter of fiscal 2013 and have totaled $2.7 billion since Eaton Vance acquired its interest in Hexavest on August 6, 2012.  Attachment 9 summarizes assets under management and asset flow information for Hexavest. Other than Eaton Vance-sponsored funds for which Hexavest is advisor or sub-advisor, the managed assets of Hexavest are not included in Eaton Vance consolidated totals.

Financial Highlights

	Three Months Ended
	(in thousands, except per share figures)

	January 31,	October 31,	January 31,
	2013	2012	2012

Revenue	$318,517	$309,889	$295,606
Expenses	217,837	203,544	202,786
Operating income	100,680	106,345	92,820

Operating margin	32%	34%	31%

Non-operating (expense) income	(5,791)	3,993	5,733
Income taxes	(35,939)	(37,655)	(35,187)
Equity in net income of affiliates, net of tax	3,177	1,758	1,504
Net income	62,127	74,441	64,870
Net income attributable to non-controlling
and other beneficial interests	(12,322)	(21,323)	(17,599)
Net income attributable to
Eaton Vance Corp. shareholders	$49,805	$53,118	$47,271
Adjusted net income attributable to Eaton
Vance Corp. shareholders(1)	$60,452	$62,988	$55,373

Earnings per diluted share	$0.38	$0.45	$0.40

Adjusted earnings per diluted share(1)	$0.50	$0.53	$0.47

First Quarter Fiscal 2013 vs. First Quarter Fiscal 2012

In the first quarter of fiscal 2013, revenue increased 8 percent to $318.5 million from revenue of $295.6 million in the first quarter of fiscal 2012.  Investment advisory and administrative fees were up 10 percent, reflecting a 15 percent increase in average assets under management and lower average effective fee rates, primarily as a result of the Clifton acquisition. Performance fees contributed $1.6 million and $0.3 million to investment advisory and administrative fees in the first quarter of fiscal 2013 and the first quarter of fiscal 2012, respectively.  Distribution and service fees were down 2 percent on a combined basis, reflecting lower managed assets in fund share classes that are subject to distribution and service fees.

Expenses increased 7 percent to $217.8 million in the first quarter of fiscal 2013 from $202.8 million in the first quarter of fiscal 2012, reflecting increases in compensation, distribution, fund-related and other expenses, offset by lower service fees and reduced amortization of deferred sales commissions. Increases in compensation expense reflect increases in sales- and operating income-based incentives, higher employee headcount and increases in base salaries and benefits, offset by a decrease in stock-based compensation. Gross sales and other inflows, which drive sales-based incentives, were up 69 percent year-over-year, while pre-bonus adjusted operating income, which drives operating-income based incentives, was up 8 percent over the same period. The decrease in stock-based compensation reflects revised retirement provisions of newly granted employee stock options.  The increase in distribution expense reflects an increase in commissions paid on certain Class A share fund sales and marketing support payments made to third-party intermediaries, offset by a decrease in promotional expenses. The increase in fund-related expenses can be attributed to an increase in expenses borne by the Company on funds for which it receives an all-in fee partly offset by lower fund subsidies on start-up funds. Other expenses increased 6 percent from the prior year, as increases in information technology and professional fees were offset by a decrease in facilities-related expenses.  The decrease in service fee expense and amortization of deferred sales commissions largely reflects changes in product mix away from fund share classes to which these expenses apply.

Operating income was up 8 percent to $100.7 million in the first quarter of fiscal 2013 from $92.8 million in the first quarter of fiscal 2012.

Non-operating expense was $5.8 million in the first quarter of fiscal 2013 compared to net non-operating income of $5.7 million in the first quarter of fiscal 2012. The decrease in non-operating income (expense) reflects an $8.5 million decrease in gains and other investment income recognized by the Company’s consolidated collateralized loan obligation entity (“CLO”) and a $3.0 million decrease in gains and other investment income earned on the Company’s investments in sponsored products.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 37.9 percent in the first quarter of fiscal 2013. Excluding the impact of CLO entity income (expense) borne by other beneficial interest holders, the Company’s effective tax rate was 36.7 percent for the quarter.

Equity in net income of affiliates increased $1.7 million from the first quarter of fiscal 2012, and includes $2.0 million related to the Company’s interest in Hexavest.

Net income attributable to non-controlling and other beneficial interests was $12.3 million in the first quarter of fiscal 2013 compared to $17.6 million in the first quarter of fiscal 2012. As shown in Attachment 3, the change can be primarily attributed to a decline in the financial performance of the Company’s consolidated CLO entity.  Included in net income attributable to non-controlling and other beneficial interests in the first quarter of fiscal 2013 and 2012 were $10.6 million and $8.1 million, respectively, of non-controlling interest value adjustments relating to our Parametric subsidiary, based on an annual December 31 enterprise value measurement.

Weighted average diluted shares outstanding increased 4.2 million shares, or 4 percent, in the first quarter of fiscal 2013 over the first quarter of fiscal 2012.  The change reflects an increase in the total number of shares outstanding due to exercise of employee stock options and an increase in the dilutive effect of in-the-money options resulting from the 32 percent increase in the average share price over the prior year period.

First Quarter Fiscal 2013 vs. Fourth Quarter Fiscal 2012

In the first quarter of fiscal 2013, revenue increased 3 percent to $318.5 million from revenue of $309.9 million in the fourth quarter of fiscal 2012.  Investment advisory and administrative fees were up 3 percent in the first quarter of fiscal 2013 compared to the fourth quarter of fiscal 2012, reflecting a 10 percent increase in average assets under management and lower average effective fee rates, primarily as a result of the Clifton acquisition. Performance fees contributed $1.6 million and $3.7 million to investment advisory and administrative fees in the first quarter of fiscal 2013 and the fourth quarter of fiscal 2012, respectively. Distribution and service fee revenue increased 1 percent on a combined basis, reflecting an increase in average managed assets in fund share classes that are subject to such fees.

Expenses increased 7 percent to $217.8 million in the first quarter of fiscal 2013 from $203.5 million in the fourth quarter of fiscal 2012, reflecting increases in compensation, distribution, fund-related and other expenses, higher amortization of deferred sales commissions and a decrease in service fee expense. The increase in compensation expense reflects an increase in headcount, higher base salaries and benefits, and increases in sales-based incentives. Gross sales and other inflows, which drive sales-based incentives, were up 35 percent in the first quarter of fiscal 2013 compared to the fourth quarter of fiscal 2012. The increase in distribution expense primarily reflects an increase in marketing support payments made to third-party intermediaries and an increase in commissions paid on certain Class A share fund sales. The increase in amortization of deferred sales commissions largely reflects an increase in Class C share amortization.  Fund-related expenses increased 7 percent from the fourth quarter of fiscal 2012 due to higher expenses borne by the Company on funds for which it receives an all-in fee, as well as an increase in sub-advisory fees paid.

Operating income was down 5 percent to $100.7 million in the first quarter of fiscal 2013 from $106.3 million in the fourth quarter of fiscal 2012.

Non-operating expense was $5.8 million in the first quarter of fiscal 2013 compared to net non-operating income of $4.0 million in the fourth quarter of fiscal 2012.  The decrease in non-operating income (expense) is primarily attributable to a $10.9 million decrease in gains and other investment income recognized by the Company’s consolidated CLO entity and a $0.3 million decrease in gains and other investment income earned on the Company’s investments in sponsored products, offset by a $1.4 million decrease in interest expense recognized by the Company’s consolidated CLO entity.

Equity in net income of affiliates increased by $1.4 million in the first quarter of fiscal 2013 compared to the fourth quarter of fiscal 2012, primarily reflecting an increase in the equity in net income related to the Company’s investments in sponsored products.  Equity in net income of affiliates for the first quarter of fiscal 2013 and the fourth quarter of fiscal 2012 includes $2.0 million and $1.9 million, respectively, related to Hexavest.

Net income attributable to non-controlling and other beneficial interests totaled $12.3 million in the first quarter of fiscal 2013 and $21.3 million in the fourth quarter of fiscal 2012. As shown in Attachment 3, the decrease can be primarily attributed to a decrease in the financial performance of the Company’s consolidated CLO entity. Included in net income attributable to non-controlling and other beneficial interests in the first quarter of fiscal 2013 and the fourth quarter of fiscal 2012 were $10.6 million and $9.9 million of non-controlling interest value adjustments relating, respectively, to our Parametric and Atlanta Capital subsidiaries based on a December 31 and October 31 enterprise value measurement.

Weighted average diluted shares outstanding increased 3.6 million shares, or 3 percent, in the first quarter of fiscal 2013 over the fourth quarter of fiscal 2012.  The change reflects an increase in the total number of shares outstanding due to exercise of employee stock options and an increase in the dilutive effect of in-the-money options resulting from the 13 percent increase in the average share price over the prior quarter.

Balance Sheet Information

Cash and cash equivalents totaled $218.3 million on January 31, 2013, with no outstanding borrowings against the Company’s $300 million credit facility.  The Company paid a special dividend of $1.00 per share, which totaled $119.8 million, in the first quarter of fiscal 2013. During the first quarter of fiscal 2013, the Company used $13.3 million to repurchase and retire approximately 0.5 million shares of its Non-Voting Common Stock under its repurchase authorization.  Approximately 3.5 million shares of the current 8.0 million share repurchase authorization remains unused.

Conference Call Information

Eaton Vance Corp. will host a conference call and webcast at 11:00 AM EST today to discuss the financial results for the three months ended January 31, 2013. To participate in the conference call, please call 877-407-0778 (domestic) or 201-689-8565 (international) and refer to “Eaton Vance Corp. First Quarter Earnings.” A webcast of the conference call can also be accessed via Eaton Vance’s website, www.eatonvance.com.

A replay of the call will be available for one week by calling 877-660-6853 (domestic) or 201-612-7415 (international) or by accessing Eaton Vance’s website, www.eatonvance.com. Listeners to the telephone replay must enter the confirmation code 408769.

About Eaton Vance Corp.

Eaton Vance Corp. is one of the oldest investment management firms in the United States, with a history dating back to 1924. Eaton Vance and its affiliates offer individuals and institutions a broad array of investment strategies and wealth management solutions.  The Company’s long record of providing exemplary service, timely innovation and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors.  For more information about Eaton Vance, visit www.eatonvance.com.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.”  The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed in the Company’s filings with the Securities and Exchange Commission.

				Attachment 1
Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)

	Three Months Ended
				% Change	% Change
	January 31,	October 31,	January 31,	Q1 2013 vs.	Q1 2013 vs.
	2013	2012	2012	Q4 2012	Q1 2012
Revenue:

Investment advisory and administrative fees	$263,281	$255,063	$239,452	3%	10%
Distribution and underwriter fees	22,751	22,278	22,515	2	1
Service fees	31,130	31,221	32,299	-	(4)
Other revenue	1,355	1,327	1,340	2	1
Total revenue	318,517	309,889	295,606	3	8
Expenses:

Compensation and related costs	108,829	96,446	96,683	13	13
Distribution expense	33,889	32,956	32,328	3	5
Service fee expense	28,264	28,559	28,673	(1)	(1)
Amortization of deferred sales commissions	4,783	4,495	5,820	6	(18)
Fund-related expenses	7,424	6,929	6,651	7	12
Other expenses	34,648	34,159	32,631	1	6
Total expenses	217,837	203,544	202,786	7	7
Operating income	100,680	106,345	92,820	(5)	8
Non-operating income (expense):
Gains and other investment income, net	5,207	5,517	8,177	(6)	(36)
Interest expense	(8,570)	(8,580)	(8,413)	-	2
Other income (expense) of consolidated CLO entity:
Gains and other investment income, net	1,793	12,659	10,280	(86)	(83)
Interest expense	(4,221)	(5,603)	(4,311)	(25)	(2)
Total non-operating (expense) income	(5,791)	3,993	5,733	NM	NM

Income before income taxes and equity in net
income of affiliates	94,889	110,338	98,553	(14)	(4)
Income taxes	(35,939)	(37,655)	(35,187)	(5)	2
Equity in net income of affiliates, net of tax	3,177	1,758	1,504	81	111
Net income	62,127	74,441	64,870	(17)	(4)
Net income attributable to non-controlling
and other beneficial interests	(12,322)	(21,323)	(17,599)	(42)	(30)
Net income attributable to
Eaton Vance Corp. Shareholders	$49,805	$53,118	$47,271	(6)	5

Earnings per share:
Basic	$0.39	$0.46	$0.41	(15)	(5)
Diluted	$0.38	$0.45	$0.40	(16)	(5)

Weighted average shares outstanding:
Basic	114,925	112,504	112,768	2	2
Diluted	119,112	115,524	114,901	3	4

Dividends declared per share	$1.20	$0.20	$0.19	500	532

			Attachment 2
Eaton Vance Corp.
Reconciliation of net income attributable to Eaton Vance Corp. shareholders to adjusted net income attributable to Eaton Vance
Corp. shareholders and earnings per diluted share to adjusted earnings per diluted share

	Three Months Ended
				% Change	% Change
	January 31,	October 31,	January 31,	Q1 2013 vs.	Q1 2013 vs.
(in thousands, except per share figures)	2013	2012	2012	Q4 2012	Q1 2012

Net income attributable to Eaton Vance Corp. shareholders	$49,805	$53,118	$47,271	(6)%	5%

Non-controlling interest value adjustments	10,647	9,870	8,102	8	31

Adjusted net income attributable to Eaton Vance Corp. shareholders	$60,452	$62,988	$55,373	(4)	9

Earnings per diluted share	$0.38	$0.45	$0.40	(16)	(5)

Non-controlling interest value adjustments	0.09	0.08	0.07	13	29

Special dividend adjustment	0.03	-	-	NM	NM

Adjusted earnings per diluted share	$0.50	$0.53	$0.47	(6)	6

		Attachment 3
Eaton Vance Corp.
Components of net income attributable
to non-controlling and other beneficial interests

	Three Months Ended
	January 31,	October 31,	January 31,
(in thousands)	2013	2012	2012

Consolidated funds	$(1,106)	$(1,186)	$(1,146)

Majority-owned subsidiaries	(3,899)	(4,053)	(3,360)

Non-controlling interest value adjustments	(10,647)	(9,870)	(8,102)

Consolidated CLO entity	3,330	(6,214)	(4,991)

Net income attributable to non-controlling
and other beneficial interests	$(12,322)	$(21,323)	$(17,599)

		Attachment 4
Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	January 31,	October 31,
	2013	2012
Assets

Cash and cash equivalents	$218,283	$462,076
Investment advisory fees and other receivables	148,648	133,589
Investments	482,329	486,933
Assets of consolidated collateralized loan obligation ("CLO") entity:
Cash and cash equivalents	48,296	36,758
Bank loans and other investments	380,672	430,583
Other assets	870	1,107
Deferred sales commissions	18,742	19,336
Deferred income taxes	52,861	51,234
Equipment and leasehold improvements, net	52,911	54,889
Intangible assets, net	81,610	59,228
Goodwill	227,623	154,636
Other assets	90,688	89,122
Total assets	$1,803,533	$1,979,491

Liabilities, Temporary Equity and Permanent Equity

Liabilities:

Accrued compensation	$60,360	$145,338
Accounts payable and accrued expenses	65,090	59,397
Dividend payable	-	23,250
Debt	500,000	500,000
Liabilities of consolidated CLO entity:
Senior and subordinated note obligations	411,583	446,605
Other liabilities	628	766
Other liabilities	98,646	91,785
Total liabilities	1,136,307	1,267,141
Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	89,918	98,765
Total temporary equity	89,918	98,765

Permanent Equity:
Voting Common Stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued, 399,240 and 413,167 shares, respectively	2	2
Non-Voting Common Stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued, 120,049,619 and 115,878,384 shares, respectively	469	453
Additional paid-in capital	93,534	26,730
Notes receivable from stock option exercises	(7,688)	(4,155)
Accumulated other comprehensive income	1,596	3,923
Appropriated retained earnings	15,369	18,699
Retained earnings	472,587	566,420
Total Eaton Vance Corp. shareholders' equity	575,869	612,072
Non-redeemable non-controlling interests	1,439	1,513
Total permanent equity	577,308	613,585
Total liabilities, temporary equity and permanent equity	$1,803,533	$1,979,491

			Attachment 5
Eaton Vance Corp.
Consolidated Net Flows by Investment Mandate(1)
(in millions)
	Three Months Ended
	January 31,	October 31,	January 31,
	2013	2012	2012
Equity assets - beginning of period(2)	$80,782	$80,260	$84,281
Sales and other inflows	4,496	3,828	4,777
Redemptions/outflows	(4,959)	(5,902)	(6,476)
Net flows	(463)	(2,074)	(1,699)
Assets acquired(3)	1,572	-	-
Exchanges	(8)	48	(8)
Market value change	4,635	2,548	2,383
Equity assets - end of period	$86,518	$80,782	$84,957
Fixed income assets - beginning of period	49,003	48,198	43,708
Sales and other inflows	3,377	3,140	2,627
Redemptions/outflows	(3,375)	(2,752)	(2,453)
Net flows	2	388	174
Assets acquired(3)	472	-	-
Exchanges	(22)	13	40
Market value change	224	404	1,592
Fixed income assets - end of period	$49,679	$49,003	$45,514
Floating-rate income assets - beginning
of period	26,388	25,245	24,322
Sales and other inflows	3,260	2,188	1,460
Redemptions/outflows	(1,359)	(1,387)	(1,289)
Net flows	1,901	801	171
Exchanges	33	21	(8)
Market value change	334	321	(109)
Floating-rate income assets - end of period	$28,656	$26,388	$24,376
Alternative assets - beginning of period	12,864	10,612	10,650
Sales and other inflows	1,809	3,167	1,105
Redemptions/outflows	(1,055)	(909)	(1,202)
Net flows	754	2,258	(97)
Assets acquired(3)	650	-	-
Exchanges	(13)	(19)	(38)
Market value change	90	13	(53)
Alternative assets - end of period	$14,345	$12,864	$10,462
Implementation services assets - beginning of period(4)	30,302	28,323	24,574
Sales and other inflows	6,479	2,115	1,527
Redemptions/outflows	(3,316)	(1,320)	(1,196)
Net flows	3,163	795	331
Assets acquired(3)	32,064	-	-
Market value change	2,891	1,184	959
Implementation services assets - end of period	$68,420	$30,302	$25,864
Long-term assets - beginning of period	199,339	192,638	187,535
Sales and other inflows	19,421	14,438	11,496
Redemptions/outflows	(14,064)	(12,270)	(12,616)
Net flows	5,357	2,168	(1,120)
Assets acquired(3)	34,758	-	-
Exchanges	(10)	63	(14)
Market value change	8,174	4,470	4,772
Total long-term assets - end of period	$247,618	$199,339	$191,173
Cash management fund assets - end of period	155	169	533
Total assets under management - end of period	$247,773	$199,508	$191,706
(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Balances include assets in balanced accounts holding income securities.
(3) Balances represent Clifton assets acquired on December 31, 2012.
(4) Balances represent amounts reclassified from equity for all periods presented.

		Attachment 6
Eaton Vance Corp.
Consolidated Net Flows by Investment Vehicle(1)
(in millions)
	Three Months Ended
	January 31,	October 31,	January 31,
	2013	2012	2012
Long-term fund assets - beginning of period	$113,249	$110,257	$111,705
Sales and other inflows	9,079	7,261	6,905
Redemptions/outflows	(6,876)	(6,410)	(8,113)
Net flows	2,203	851	(1,208)
Assets acquired(2)	638	-	-
Exchanges	(19)	-	(14)
Market value change	3,091	2,141	2,181
Long-term fund assets - end of period	$119,162	$113,249	$112,664

Institutional separate account assets - beginning of period	43,338	40,285	38,003
Sales and other inflows	6,785	5,149	1,824
Redemptions/outflows	(3,821)	(3,535)	(2,215)
Net flows	2,964	1,614	(391)
Assets acquired(2)	34,120	-	-
Exchanges	5	27	(29)
Market value change	2,923	1,412	1,143
Institutional separate account assets - end of period	$83,350	$43,338	$38,726

High-net-worth separate account assets - beginning of period	15,036	14,682	13,256
Sales and other inflows	1,379	498	1,021
Redemptions/outflows	(1,198)	(657)	(552)
Net flows	181	(159)	469
Exchanges	(15)	9	(957)
Market value change	1,043	504	487
High-net-worth separate account assets - end of period	$16,245	$15,036	$13,255

Retail managed account assets - beginning of period	27,716	27,414	24,571
Sales and other inflows	2,178	1,530	1,746
Redemptions/outflows	(2,169)	(1,668)	(1,736)
Net flows	9	(138)	10
Exchanges	19	27	986
Market value change	1,117	413	961
Retail managed account assets - end of period	$28,861	$27,716	$26,528

Total long-term assets - beginning of period	199,339	192,638	187,535
Sales and other inflows	19,421	14,438	11,496
Redemptions/outflows	(14,064)	(12,270)	(12,616)
Net flows	5,357	2,168	(1,120)
Assets acquired(2)	34,758	-	-
Exchanges	(10)	63	(14)
Market value change	8,174	4,470	4,772
Total long-term assets - end of period	$247,618	$199,339	$191,173

Cash management fund assets - end of period	155	169	533

Total assets under management - end of period	$247,773	$199,508	$191,706

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Balances represent Clifton assets acquired on December 31, 2012.

		Attachment 7
Eaton Vance Corp.
Consolidated Assets under Management by Investment Affiliate (1)
(in millions)

	Three Months Ended
	January 31,	October 31,	January 31,
	2013	2012	2012
Eaton Vance Management(2)	$134,554	$131,004	$133,538
Parametric	96,725	53,332	44,179
Atlanta Capital	16,494	15,172	13,989
Total	$247,773	$199,508	$191,706

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest.
(2) Includes managed assets of wholly owned subsidiaries Eaton Vance Investment Counsel and Fox Asset Management LLC,
as well as certain Eaton Vance-sponsored funds and accounts managed by Hexavest and unaffiliated third-party advisors under Eaton Vance supervision.

					Attachment 8
Eaton Vance Corp.
Assets under Management by Investment Mandate(1)
(in millions)

	January 31,	October 31,	%	January 31,	%
	2013	2012	Change	2012	Change
Equity(2)	$86,518	$80,782	7%	$84,957	2%
Fixed income	49,679	49,003	1%	45,514	9%
Floating-rate income	28,656	26,388	9%	24,376	18%
Alternative	14,345	12,864	12%	10,462	37%
Implementation services	68,420	30,302	126%	25,864	165%
Cash management	155	169	-8%	533	-71%
Total	$247,773	$199,508	24%	$191,706	29%

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Balances include assets in balanced accounts holding income securities.

					Attachment 9
Eaton Vance Corp.
Hexavest Inc. Assets under Management and Net Flows
(in millions)

	Three Months Ended January 31, 2013
			Eaton Vance-Distributed
				Eaton Vance-
		Hexavest	Eaton Vance-	Distributed	Total
		Directly	Sponsored	Separate	Eaton Vance-
	Total	Distributed(1)	Funds(2)	Accounts(3)	Distributed
Managed assets - beginning of period	$12,110	$12,073	$37	$-	$37
Sales and other inflows	2,162	920	94	1,148	1,242
Redemptions/outflows	(268)	(263)	(5)	-	(5)
Net flows	1,894	657	89	1,148	1,237
Market value change	540	494	9	37	46
Managed assets - end of period	$14,544	$13,224	$135	$1,185	$1,320

(1)			Managed assets and flows of pre-transaction Hexavest clients and post-transaction Hexavest clients in Canada. Eaton Vance receives no management or distribution revenue on these assets, which are not included in the Eaton Vance consolidated results in Attachments 5, 6, 7 and 8.
(2)			Managed assets and flows of Eaton Vance-sponsored pooled investment vehicles for which Hexavest is advisor or sub-advisor. Eaton Vance receives management and/or distribution revenue on these assets, which are included in the Eaton Vance consolidated results in
Attachments 5, 6, 7 and 8.
(3)			Managed assets and flows of Eaton Vance-distributed separate accounts managed by Hexavest. Eaton Vance receives distribution, but not management, revenue on these assets, which are not included in the Eaton Vance consolidated results in Attachments 5, 6, 7 and 8.